Exhibit 8.1

CLIFFORD CHANCE US LLP

November 8, 2023

F. C. de Cuernavaca 20, 12th floor,
Lomas - Virreyes, Lomas de Chapultepec III Secc, Miguel Hidalgo,
11000 Mexico City, CDMX

Re: Murano Global Investments Limited Registration Statement on Form F-4
Ladies and Gentlemen:
We have acted as legal counsel to Murano Global Investments Limited, a company incorporated organized under the laws of the Bailiwick of Jersey (the “Company”), in connection with the preparation of the registration statement on Form F-4 (and together with the Proxy Statement/Prospectus filed therewith, the “Registration Statement”) (Registration No. 333-273849) originally filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2023, under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of (i) up to 12,891,906 ordinary shares of the Company, no par value, (ii) 16,875,000 warrants to acquire ordinary shares of the Company (the “Warrants”), and (iii) 16,875,000 ordinary shares of the Company underlying the Warrants, in each case, as part of the Business Combination.
The Registration Statement is being filed in connection with the transactions contemplated by the Amended and Restated Business Combination Agreement, dated as of August 2, 2023 (the “BCA”), by and among HCM Acquisition Corp. (the “SPAC”), a Cayman Islands exempted company, the Company, Murano PV, S.A. de C.V., a Mexican corporation, Elias Sacal Cababie, an individual, ES Agrupación, S.A. de C.V., a Mexican corporation, Murano Global B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), MPV Investment B.V., a Dutch private limited liability company, and Murano Global Cayman, a Cayman Islands exempted company incorporated with limited liability and which is a direct wholly-owned subsidiary of Murano (such transactions, the “Business Combination”).
Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement.

CLIFFORD CHANCE US LLP
You have requested our opinion concerning the discussion of the Business Combination set forth in the section entitled “Material U.S. Federal Income Tax Considerations” in the Registration Statement (the “Tax Disclosure”). In providing this opinion, we have assumed (without any independent investigation or review thereof) that:
a.    All original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Business Combination;
b.    All factual representations, warranties, and statements made or agreed to by the parties to the BCA, the Registration Rights Agreement, the Lock-Up Agreement, the Sponsor Support Agreement and the other agreements referred to in each of the foregoing (collectively, the “Agreements” and, together with the Registration Statement, the “Documents”), and in the representation letters provided to us by the SPAC and the Company are true, correct, and complete as of the date hereof and will remain true, correct, and complete through the consummation of Transactions (as defined below), in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise;
c.    The descriptions of the SPAC and the Company in the Registration Statement, the public filings filed in connection with the SPAC’s and the Company’s listing on Nasdaq, and the SPAC’s and the Company’s other public filings are true, accurate, and complete;
d.    The description of the Business Combination and other transactions related to the Business Combination (together, the “Transactions”) in the Registration Statement is and will remain true, accurate, and complete, the Business Combination will be consummated in accordance with such description and with the BCA and the other Agreements, without any waiver or breach of any material provision thereof, and the Business Combination will be effective under applicable corporate law as described in the BCA and the other Agreements; and
e.    The Documents represent the entire understanding of the parties with respect to the Business Combination and other Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified.

CLIFFORD CHANCE US LLP
This opinion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue Service, in each case, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change that is made after the date hereof in any of the foregoing bases for our opinion, or any inaccuracy in the facts or assumptions on which we have relied in issuing our opinion, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention or to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof. No opinion is expressed as to any transactions other than the Business Combination, or any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the matters discussed in the Tax Disclosure, and does not address the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the Treasury Regulations, as further described in the Tax Disclosure.
The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. Our opinion is not binding on the U.S. Internal Revenue Service or any court, and there can be no assurance or guarantee that either will agree with our conclusions. Indeed, the U.S. Internal Revenue Service may challenge one or more of the conclusions contained herein and the U.S. Internal Revenue Service may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached.
Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the section entitled “Material U.S. Federal Income Tax Considerations,” insofar as they address the material U.S. federal income tax considerations with respect to the Business Combination for beneficial owners of SPAC Securities (as defined in the Registration Statement), and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, subject to the assumptions, qualifications, and limitations stated herein and therein, constitute our opinion as to the material U.S. federal income tax consequences of the acquisition of the Shares and Warrants in connection with the transaction described therein, and the ownership and disposition of those Shares and Warrants by persons who acquire those Shares and Warrants in the transaction.
This opinion is furnished to you solely for use in connection with the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also to the references to Clifford Chance US LLP in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Clifford Chance US LLP